SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 30, 1999

                                EFTC Corporation
               (Exact Name of Registrant as Specified in Charter)

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            Colorado                        0-23332              84-0854616
 (State or other jurisdiction of   (Commission File Number)     (IRS Employer
         incorporation)                                       Identification #)

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                         9351 Grant Street, Sixth Floor
                             Denver, Colorado 80229
                     (Address of Principal Executive Office)

                                 (303) 451-8200
              (Registrant's telephone number, including area code)

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ITEM 5.   OTHER EVENTS.

Financing Activities:

Effective December 30, 1999, EFTC Corporation ("EFTC") and its Senior Lenders agreed to amend the Revolving Line of Credit Agreement to provide a waiver of certain financial covenants for the period ending December 31, 1999. In connection with the amendment, the maturity date was extended until March 30, 2000, and the interest rate was increased to the prime rate plus 2.25%. As additional consideration for this amendment, the Company was required to pay a fee of $175,000 to the Senior Lenders.

The Commitment under the Credit Agreement will be maintained at $35 million until January 10, 2000 when it will be reduced to $34 million. The Commitment will be further reduced to $33 million on February 1, 2000 and to $32 million on March 1, 2000. As of December 30, 1999, the outstanding principal balance under the Revolving Line of Credit Agreement was approximately $29.6 million. While the Borrowing Base was in excess of $35 million, the maximum borrowings were limited to the $35 million Commitment in effect on December 30, 1999.

In November 1999, the Company entered into a $5 million subordinated loan agreement with a director of the Company. This loan agreement was amended in December 1999 to extend the due date from March 31, 2000 until April 30, 2000.

As of December 30, 1999, the Company has received written proposals from several senior lenders who have indicated interest in providing a $40 million asset-based credit facility, subject to an additional infusion of working capital. The Company has engaged two agents to assist in arranging subordinated debt financing and the Company has had numerous discussions and meetings with institutions and its largest customer who have expressed an interest in providing financing. Additional meetings are scheduled through mid-January and management is optimistic that the Company's financing activities will be completed in the first quarter of 2000 and that the amount of incremental financing will be sufficient to attract a new senior bank group under a long-term credit agreement. While management believes the Company will be successful in attracting new lenders, there is no assurance that these financing activities will be completed on terms that will be acceptable to the Company.


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Special Note Regarding Forward-looking Statements:

Certain statements in this Report constitute "forward-looking statements" within the meaning of the federal securities laws. In addition, EFTC or persons acting on its behalf sometimes make forward-looking statements in other written and oral communications. Such forward-looking statements may include, among other things, statements concerning the Company's ability to complete financings on terms that will be acceptable to the Company, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of EFTC, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, changes in economic or business conditions in general or affecting the electronic products industry in particular, changes in the competitive environment in which the Company operates, and other factors identified as "Risk Factors" or otherwise described in the Company's filings with the Securities and Exchange Commission.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a) and (b)       Not applicable.

(c)      Exhibits

The following Exhibit is filed with this report:

10.1     Amendment  and Waiver to Credit  Agreement  between the  Company  and
         Bank One,  Colorado,  as agent,  dated as  December  30, 1999


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

                                    EFTC CORPORATION

DATE:  December 30, 1999            By:  /s/ James A. Doran
                                        -------------------------------
                                            Name:    James A. Doran
                                            Title:   Vice President